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                                                                    Exhibit 23.2

                         INDEPENDENT AUDITORS' CONSENT

We consent to the use in this registration statement of Steel Dynamics, Inc. on Form S-1 of our report dated September 12, 1996 on the Consolidated Financial Statements of Steel Dynamics Holdings, Inc. and subsidiaries appearing in the prospectus, which is part of this registration statement.

We also consent to the reference to us under the headings "Selected Consolidated Financial Data" and "Experts" in such prospectus.

DELOITTE & TOUCHE LLP

Indianapolis, Indiana
September 20, 1996